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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-139127, No. 333-152951 and No. 333-168787) pertaining to the 2008 Performance Incentive Plan of Willdan Group, Inc. of our report dated March 29, 2012, with respect to the consolidated financial statements of Willdan Group, Inc. and subsidiaries as of December 30, 2011 and December 31, 2010, and for the years then ended included in this Annual Report on Form 10-K for the year ended December 30, 2011.

/s/ Ernst & Young LLP

Los Angeles, California
March 29, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM